Exhibit 99.(p)(23)

Crescent Capital Group LP

Regulatory Compliance Manual

EXCERPTS: CODE OF ETHICS and PROXY VOTING POLICY

This Regulatory Compliance Manual is the property of Crescent Capital Group LP (“CCG”) (“CRESCENT” or “Company” or “Firm”) must be returned to the Company if an individual’s association with the Company terminates for any reason.

The content of this manual is confidential, and should not be revealed to third parties without prior approval from the Chief Compliance Officer. The policies and procedures set forth herein supersede previous manuals, policies, and procedures.

April 2018

Table of Contents

CODE OF ETHICS: PERSONAL TRANSACTIONS	4

Background	4
Risks	4
Policies and Procedures	5
Fiduciary Standards and Compliance with the Federal Securities Laws	5
Personal Securities Transactions	6
Who Is Covered	6
Accounts Covered	6
Account Opening, Changes or Closings	7
Opening an Account	7
Changes to an Account	7
Closing an Account	8
Exceptions	8
Preclearance Procedures	8
Exempt Securities Chart	10
Reporting of Transactions	12
Other Employee Conduct	13
Reporting Illegal or Suspicious Activity - “Whistleblower Policy”	15

CODE OF ETHICS: INSIDER TRADING	17

Background	17
What Information is Material?	17
What Information is Non-Public?	18
Penalties for Trading on Material Non-Public Information	18
Risks	19
Policies and Procedures	19
Procedures for Recipients of Material Non-Public Information	19
Selective Disclosure	20
Relationships with Potential Insiders	20
Intentional Receipt of Non-Public Information about Issuers	21
Pre-Set 10b5-1Trading Plans	22
Rumors	22
Expert Networks	22

CODE OF ETHICS: GIFTS AND ENTERTAINMENT	24

Background	24
Risks	24
Policies and Procedures	24
Guiding Principles	24
Specific Policies and Procedures	24
Internal Controls	26

CODE OF ETHICS: POLITICAL AND CHARITABLE CONTRIBUTIONS	27

Background	27
Restrictions on the Receipt of Advisory Fees	27
Restrictions on Payments for the Solicitation of Clients or Investors	28
Restrictions on the Coordination or Solicitation of Contributions	28
Recordkeeping Obligations	28
Guidance Regarding Bona-Fide Charitable Contributions	29
Applicability of Rule 206(4)-5 to Different Types of Advisory Products and Services Being Offered	29
Risks	29

Policies and Procedures	29
Political Contributions	29
Solicitation Arrangements	30
Public Office	30
Outside Business Activities	30

CODE OF ETHICS: COMPLAINTS	31

Background	31
Risks	31
Policies and Procedures	31
Complaint Log	32

CODE OF ETHICS: OUTSIDE BUSINESS ACTIVITIES	33

Background	33
Risks	33
Policies and Procedures	33
Outside Business Activities, Directorships and Investment Clubs	33
Prior Employment Arrangements	34
Request for Approval of Outside Business Activities, Directorships and Investment Clubs	35
Outside Business Activity, Directorship and Investment Club Log	36

PROXY VOTING AND CLASS ACTIONS	37

Background	37
Risks	37
Policies and Procedures	38
Proxy Voting	38
Legal Actions	41
Disclosures to Clients and Investors	42

Code of Ethics: Personal Transactions

Background

Investment advisers are fiduciaries that owe their undivided loyalty to their clients. Investment advisers are trusted to represent clients’ interests in many matters, and advisers must hold themselves to the highest standard of fairness in all such matters.

Rule 204A-1 under the Advisers Act requires each registered investment adviser to adopt and implement a written code of ethics that contains provisions regarding:

•	The adviser’s fiduciary duty to its clients;

•	Compliance with all applicable Federal Securities Laws;

•	Reporting and review of personal Securities transactions and holdings;

•	Reporting of violations of the code; and

•	The distribution of the code to all Supervised Persons.

Risks

In developing these policies and procedures, CRESCENT considered the material risks associated with administering the Code of Ethics. This analysis includes risks such as:

•	Supervised Persons do not understand the fiduciary duty that they, and CRESCENT, owe to Clients and Investors;

•	Supervised Persons and/or CRESCENT fail to identify and comply with all applicable Federal Securities Laws;

•	Supervised Persons do not report personal Securities transactions;

•	Supervised Persons trade personal accounts ahead of Client accounts;

•	Supervised Persons allocate profitable trades to personal accounts or unprofitable trades to Client accounts;

•	Violations of the Federal Securities Laws, the Code of Ethics, or the policies and procedures set forth in this Manual, are not reported to the CCO and/or appropriate supervisory personnel;

•	CRESCENT does not provide its Code of Ethics and any amendments to all Supervised Persons; and

•	CRESCENT does not retain Supervised Persons’ written acknowledgements that they received the Code of Ethics and any amendments.

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CRESCENT has established the following guidelines to mitigate these risks.

Policies and Procedures

Fiduciary Standards and Compliance with the Federal Securities Laws

This Code of Ethics is based on the principle that the officers, directors and employees of CRESCENT owe a fiduciary duty to, among others, CRESCENT’s Clients and Investors. In consideration of this fiduciary duty, Supervised Persons should conduct themselves in all circumstances in accordance with the following general principles:

•	You must at all times place the interests of CRESCENT’s clients before your own interests.

•
You must conduct all of your personal investment transactions consistent with this Code of Ethics and in such a manner that avoids any actual or potential conflict of interest or any abuse of your position of trust and responsibility.

•	You must adhere to the fundamental standard that investment advisory personnel should not take inappropriate advantage of their positions for their personal benefit.

•	You must adhere to the principle that information concerning the identity of security holding and financial circumstance of Clients and Investors is confidential.

•	You must comply with those applicable federal securities laws and Firm policies that are issued from time to time and are applicable to your group.

•
Communications with clients or prospective clients should be candid and thorough. They should be true and complete and not mislead or misrepresent. This applies to all marketing and promotional materials.

•	Independence in investment-decision making should be paramount.

•	Decisions affecting clients are to be made with the goal of providing equitable and fair treatment among clients.

The effectiveness of CRESCENT’s policies regarding ethics depends on the judgment and integrity of its employees rather than on any set of written rules.

Although determining what behavior is necessary or appropriate sometimes is difficult when adhering to these general principles, this Code of Ethics contains several guidelines for proper conduct.  CRESCENT values its reputation for integrity and professionalism. CRESCENT’s reputation is its most valuable asset. The actions of Supervised Persons should be consistent with and in furtherance of this reputation.

Accordingly, you must be sensitive to the general principles involved and to the purposes of the Code of Ethics, in addition to the specific guidelines and examples set forth below. If you are uncertain about whether a real or apparent conflict exists between your interests and those of CRESCENT’s clients in any particular situation, you should consult the CCO immediately. Violations of this Code of Ethics constitute grounds for disciplinary actions, including dismissal.

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Because no set of rules can anticipate every possible situation, it is essential that you follow these rules not just in letter, but in spirit as well.  Any activity that comprises CRESCENT’s integrity, even if it does not expressly violate a rule, has the potential to harm CRESCENT’s reputation and may result in scrutiny and disciplinary action.

In any situation in which an approval is required for an individual designated under this Code of Ethics to give approvals, such individual may not be one of the approving persons.

Each Supervised Person has received this Code of Ethics and any amendments thereto.

Personal Securities Transactions

Laws and ethical standards impose on CRESCENT, its employees and its directors, duties to avoid conflicts of interest between their personal investment transactions and transactions CRESCENT makes on behalf of its clients. In view of the sensitivity of this issue, avoiding even the appearance of impropriety is important. The following personal investment transaction policies are designed to reduce the possibilities of such conflicts and inappropriate appearances, while at the same time preserving reasonable flexibility and privacy in personal securities transactions.

Any questions about this Personal Securities Transactions policy should be addressed to the CCO unless otherwise indicated.

Who Is Covered

Except as otherwise noted, CRESCENT’s restrictions on personal investment transactions apply to all Access Persons. Every Supervised Person should consider himself or herself an Access Person unless otherwise specifically exempted by the CCO.  Additionally, a consultant, temporary employee, or other person may be considered an Access Person depending on various factors, including length of service, nature of duties and access to Firm information.  Such person will be notified when he or she is considered an Access Person.

Accounts Covered

All accounts in which an Access Person may conduct Securities transactions are covered by this policy.  This includes all accounts in which the Access Person may have a “beneficial interest.”

The term “beneficial interest” is defined by rules of the SEC. Generally, under the SEC rules, a person is regarded as having a beneficial interest in Securities held in the name of:

•	a husband, wife, or domestic partner,

•	a minor child,

•	a relative or significant other sharing the same house, and

•	anyone else if the Access Person:

o	obtains benefits substantially equivalent to ownership of the Securities,
o	can obtain ownership of the Securities immediately or within 60 days, or
o	can vote or dispose of the Securities.

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An example of an Access Person having a “beneficial interest” includes trades in a relative’s brokerage account if the Access Person is authorized to trade for that brokerage account, regardless of whether the Access Person actually does trade. Whether you have beneficial interest in the Securities of a relative or significant other sharing the same house can be rebutted only under very limited facts and circumstances. If you believe your situation is unique and therefore rebuts the presumption of beneficial interest, you must contact the CCO.

Under the definition of “beneficial interest,” persons other than CRESCENT Supervised Persons may have to comply with this Code of Ethics including, but not limited to spouses, domestic partners, and significant others sharing the same households.  The pertinent CRESCENT Access Person must make sure that the outside person is familiar with the requirements of this Code of Ethics. Violations by the outside person constitute violations by the related CRESCENT Access Person.  If you want the outside person to receive a copy of this Code of Ethics or to attend a Code of Ethics orientation, contact Compliance.

If you act as a fiduciary with respect to funds and accounts managed outside of CRESCENT (e.g., if you act as the executor of an estate for which you make investment decision), you will have a beneficial interest in the assets of that fund or account. Accordingly, any Securities transactions you make on behalf of that fund or account will be subject to the general trading restrictions set forth below.  You should review the Outside Business Activities section of this Code of Ethics, including the restrictions on your ability to act as a fiduciary outside of CRESCENT.

Note that while the trades in a Non-Discretionary Account do not have to be reported, the existence of the Non-Discretionary Account must be reported to Compliance.  Access Persons will be required to provide satisfactory evidence of its non-discretionary nature as described in the Exempt Securities chart below.

Account Opening, Changes or Closings

Because CRESCENT must receive duplicate confirmation and broker statements for all accounts of an Access Person and any account in which an Access Person has a beneficial interest as defined above, CRESCENT must be made aware immediately of all account opening, changes, or closures.

Opening an Account

New Access Persons or Access Persons wishing to open a new brokerage account may do so, but must immediately:

•	Notify Compliance;

•
Ensure that CRESCENT receives duplicate copies of trade confirmations and broker account statements.  If your broker requires delivery instructions (a letter from CRESCENT to receive duplicate confirms and statements) please contact Compliance.

Changes to an Account

If the account set up information of an account changes, (for example, a change to the name on the account, the account number, or similar change), the Access Person must notify Compliance immediately, and the Access Person must ensure that duplicate confirmations and broker statements continue to be sent to CRESCENT.

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Closing an Account

Once an account has been closed, the Access Person must immediately notify compliance and supply compliance with evidence of account closure on the brokerage firm’s letterhead.

Exceptions

The requirements for account openings, changes or closures do not apply to:

•	Outside Fiduciary Accounts; and

•	Accounts that hold only third-party, open-end mutual funds in which only those exempted mutual fund securities are traded;

Preclearance Procedures

General Principles Regarding Securities Transactions

Each Access Person must obtain preclearance for any personal investment transaction in a Security if such Access Person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the Security.

Access Persons must obtain preclearance for all non-exempt Securities transactions by filing a Personal Transaction Authorization Form (“PTAF”). Access Persons will be required to supply certain key information and to make certain certification each time you trade a Security, such as that you have no knowledge that the Security is under active consideration for purchase or sale by CRESCENT for its clients.

Access Persons must complete an approved Securities transaction by 1PM Los Angeles time (4PM New York time) the business day following the day that you obtain preclearance. If the transaction is not completed within these time constraints, Access Persons must obtain a new preclearance, including one for any unexecuted portion of the transaction, or you must cancel the unexecuted portion of the transaction.

The defined approval window may significantly impede the use of limit orders, which if used, must be structured in adherence with the preclearance time limits. Post approval is not permitted under this Code of Ethics.  If CRESCENT determines that an Access Person completed a trade before approval or after the clearance expires, you will be considered to be in violation of the Code of Ethics.

Note that preclearance ordinarily will be given on the day you request it if it is received before the daily processing cutoffs of 6:30AM, 9:30AM, and 12PM Los Angeles Time and 9:30AM, 12:30PM, and 3PM New York time.

Exceptions

Preclearance is not necessary for Exempt Securities and Non-Discretionary Accounts. Note that while preclearance is not required for Non-Discretionary Accounts, certain Non-Discretionary Accounts are subject to certain of the reporting requirements specified below. Separate certification procedures will apply for Securities executed on behalf of Outside Fiduciary Accounts in lieu of preclearance.

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Trading Restrictions

This policy governs your investments in Securities. No Access Person or CRESCENT director may purchase or sell, directly or indirectly, for his or her own account, or any account in which he or she may have beneficial interest including:

•	Any Security that CRESCENT is buying or selling for its clients, until such buying or selling is completed or cancelled.

•	Any Security that to his or her knowledge is under active consideration for purchase or sale by CRESCENT for its clients.

•	CRESCENT has adopted other restrictions on personal investment transactions.

Remember these are limits on what you can do directly or indirectly, for your own account or for any account in which you may have a “beneficial interest.” Except as otherwise noted below, the trading restrictions do not apply to Outside Fiduciary Accounts.

For any securities transaction in which an Access Person has a direct or indirect beneficial ownership interest, he or she may not:

•	Enter into an uncovered short sale.

•	Write an uncovered option.

•	Acquire any non-exempt Security in an IPO.

•	Transact in Securities offered in a hedge fund, other Private Placements, or other Limited Offering (other than those sponsored by CRESCENT) without the prior approval.

o
Requests for purchases are made by submitting a PTAF to Compliance. When considering approval, the CCO will take into consideration whether the investment opportunity you have been offered should be reserved for CRESCENT’s clients and whether the opportunity is being offered to you by virtue of your position with CRESCENT. If you or your department wants to purchase on behalf of a Firm client the Security of an issuer or its affiliate where you have a beneficial interest (including through an Outside Fiduciary Account) in the Securities of that issuer through Private Placements, you must first disclose your interest to the CCO. In such an event, the CCO will independently review the proposed investment decision. Written records of any such circumstance will be maintained by the CCO.

o	Requests for transfers of interest in Firm sponsored Private Placements, other than estate planning or those that are court-mandated, require preapproval from the CCO.
o	Requests for sales are made by submitting a PTAF to Compliance.

•
Purchase or sell any Security that is subject to a Firm wide restriction or a department restriction by his or her department.  An exemption to trading a restricted list security may be granted under certain conditions, such as when the request occurs outside of a restricted time window person or is confirmed not to violate an Information Barrier, or when the purchase will not violate agreements with issuers or not exceed regulations relating to quantities of the Security that may be held by CRESCENT.

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•	Trade excessively in violation of the prospectuses to mutual funds advised or sub-advised by CRESCENT.

Additional Restrictions for Investment Personnel

Investment Personnel are subject to the additional trading restrictions listed below unless they have received specific confirmation to the contrary from the CCO. Note that an individual’s status or duties may change, which could result in him or her becoming subject to the same trading restrictions as the Investment Personnel.  If you have any questions resulting from such a change, you should contact Compliance.

Investment Personnel may not:

•
Profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Securities other than Exempt Securities within 60 calendar days. This applies to any Security, whether or not it is held in any client portfolio at CRESCENT. A LIFO system will be used to match transactions (meaning most recent purchases will be matched against a given sale or that the most recent sales will be matched against a given purchase). You also should note that this prohibition would effectively limit the utility of options trading and short sales of Securities and could make legitimate hedging activities less available. Any profits realized on such short-term trades will be subject to disgorgement.

Additionally, no Portfolio Manager may:

•
Purchase or sell any Security for his or her own account or any Outside Fiduciary Account for a period of 10 calendar days BEFORE that Security is bought or sold on behalf of any Firm client for which the portfolio manager serves as portfolio manager. Violation of this prohibition will require reversal of the transaction, and any resulting profits will be subject to disgorgement.

•
Purchase any Security for his or her own account or any Outside Fiduciary Account for a period of 10 calendar days AFTER that Security is sold on behalf of any Firm client for which the Portfolio Manager serves as portfolio manager.

•
Sell any Security for his or her own account or any Outside Fiduciary Account for a period of 10 calendar days AFTER that Security is bought on behalf of any Firm client for which the Portfolio Manager serves as portfolio manager.

Any profits required to be disgorged will be given to a charity under CRESCENT’s direction.

Securities or Transactions Exempt From Personal Investment Transactions Policy

Personal investment transactions in Exempt Securities are still subject to CRESCENT’s policy on inside information and may be subject to reporting requirements as described below.

Exempt Securities Chart

The following table summarizes the preclearance and reporting requirements for Securities or transactions that are exempt from some aspects of the personal investment transactions policy.

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Type of Exempt Securities or Transactions	Preclearance	Reporting on Quarterly Reports	Reporting on Initial or Annual Report
U.S. Government Securities (defined only as direct obligations of the U.S. Government, not as agency, state, municipal, or other local obligations).	No	No	No
Bank Certificates of Deposit.	No	No	No
Bankers’ Acceptances.	No	No	No

High quality short-term debt instruments (investment grade, maturity not greater than 13 months) including commercial paper, repurchase agreements, variable rate municipal bonds and other securities that are cash equivalents determined by the Chief Compliance Officer.
	No	No	No

Shares in money market mutual funds.

Note that other types of securities that are sold as money market equivalents are subject to all aspects of the policy unless an exemption is granted by Compliance.
	No	No	No
Mutual Fund Shares in open-end investment companies.	No	No	No
Exchange Traded Funds	No	Yes	Yes
Shares issued by unit investment trusts that are invested exclusively in one or more mutual funds not advised by CRESCENT.	No	No	No
Stock index futures and nonfinancial commodities (e.g., pork belly contracts).	No	No	No
Securities purchased on behalf of an Access Person in a Non-Discretionary Account. (i) which you, your spouse, your domestic partner, or your significant other established,	No preclearance of trades required but when the account is opened it must be reported and acceptable evidence of its non-discretionary nature must be provided to Compliance.	Yes, but only report the existence of the brokerage account and not the trades done in it.	Yes, but only report the existence of the brokerage account and not the trades done in it.
(ii) which you, your spouse, your domestic partner, or your significant other did not establish.	No	No	No

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Type of Exempt Securities or Transactions	Preclearance	Reporting on Quarterly Reports	Reporting on Initial or Annual Report
Securities purchased or sold through an Auto-Trade	No	Yes	Yes

Security purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from such issuer, and sales of such rights were so acquired.
	No	Yes	Yes
Interests in Firm-sponsored limited partnerships or other Firm -sponsored private placements.	No, unless a transfer.	Yes	Yes
Securities acquired in connection with the exercise of an option.	No, unless cash is received in connection with exercise of the option (a simultaneous sale of the security upon exercise of the option).	Yes, security received must be reported.	Yes
Rule 10b5-1 Plans must be approved prior to being entered into. Once approval for the Rule 10b5-1 Plan is received, transactions pursuant to the plan will not require preclearance.	Yes, prior to approval of the Rule 10b5-1 Plan.	Yes	Yes

Reporting of Transactions

Access Persons must file all reports in a complete and accurate manner to ensure their accuracy and completeness. Transactions include purchases, sales and corporate actions such as mergers, spin-offs and dividend issuance. Your failure to do so may result in your trade requests being denied.

You are charged with the responsibility for the timely submission of reports. Any effort by CRESCENT to facilitate the reporting process does not change or alter that responsibility.

Initial Holdings Reports

All Access Persons are required to file online an Initial Holdings Report listing all Securities (other than holdings in Non-Discretionary Accounts) and all accounts in which the person has a beneficial interest within 10 calendar days of becoming an Access Person. All information in Initial Holdings Reports must be current as of a date not more than 45 days prior to the date the person became an Access Person.

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Quarterly Reports

All Access Persons must submit quarterly reports of personal investment transactions by the 10th calendar day of January, April, July, and October or, if that day is not a business day, then the first business day thereafter. Transactions include purchases, sales and corporate actions such as mergers, spin-offs, stock splits and stock dividend issuance. No reporting of cash dividends is required. Every Access Person must file a quarterly report when due even if such person made no purchases or sales of Securities during the period covered by the report.

Annual Holdings Reports

All Access Persons are required to submit on or before January 31 an Annual Holdings Report that provides a listing of all accounts and Securities that the person has a beneficial interest in as of December 31 of the preceding year (other than holdings in Non-Discretionary Accounts).  See the chart above for the list of Exempt Securities which do not have to be reported. All information in Annual Holdings Reports must be current as of a date not more than 45 calendar days prior to the date the report was submitted.

Annual Compliance Certification

All Access Persons are required to submit an Annual Compliance Certification containing a certification regarding compliance with the Code of Ethics on or before January 31 of the subsequent year.

If you are an Access Person you must submit:

Report Name	When Due
Initial Holdings Report	10 days of becoming an Access Person
Quarterly Reports	First 10 days of January, April, July, October
Annual Holdings Report	First 31 days of each year
Annual Compliance Certification	First 31 days of each year

Other Employee Conduct

Personal Financial Responsibility

Properly managing your personal finances is important, particularly in matters of credit. Imprudent personal financial management may affect job performance and lead to more serious consequences for employees in positions of trust.

Personal Loans

You are not permitted to borrow from clients or from providers of goods or services with whom CRESCENT deals, except those who engage in lending in the usual course of their business and then only on terms offered to others in similar circumstances, without special treatment. This prohibition does not preclude borrowing from individuals related to you by blood or marriage.

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Taking Advantage of a Business Opportunity That Rightfully Belongs To CRESCENT

Employees must not take for their own advantage a business opportunity that rightfully belongs to CRESCENT. Whenever CRESCENT has been actively soliciting a business opportunity, or the opportunity has been offered to it, or CRESCENT’s funds, facilities, or personnel have been used in pursuing the opportunity, that opportunity rightfully belongs to CRESCENT and not to employees who may be in a position to divert the opportunity for their own benefits.

Examples of improperly taking advantage of a corporate opportunity include:

•	selling information to which an employee has access because of his/her position,
•	acquiring any real or personal property interest or right when CRESCENT is known to be interested in the property in question,
•	receiving a commission or fee on a transaction that would otherwise accrue to CRESCENT, and
•	diverting business or personnel from CRESCENT.

Disclosure of a Direct or Indirect Interest in a Transaction

If you or any family member have any interest in a transaction (whether the transaction is on behalf of a client or on behalf of CRESCENT), that interest must be disclosed, in writing, to the Chief Compliance Officer. Disclosure will allow assessment of potential conflicts of interest and how they should be addressed. You do not need to report any interest that is otherwise reported in accordance with the Personal Securities Transactions policy. For example, conducting business with a vendor or service provider who is related to you or your family, or with a vendor or service provider for which a parent, spouse, or child is an officer should be disclosed.

Corporate Property or Services

Employees are not permitted to act as principal for either themselves or their immediate families in the supply of goods, properties, or services to CRESCENT, unless approved, in writing, by the Chief Compliance Officer. The purchase or acceptance of corporate property or use of the services of other employees in the course of their duties at CRESCENT for personal purposes also is prohibited.

Use of CRESCENT Stationery

Using official corporate stationery for either personal correspondence or other non-job-related purposes is inappropriate.

Giving Advice to Clients

CRESCENT cannot practice law or provide legal advice. You should avoid statements that might be interpreted as legal advice. You should refer questions in this area to the Chief Compliance Officer. You also should avoid giving clients advice on tax matters, the preparation of tax returns, or investment decisions, with the exception of situations that may be appropriate in the performance of an official fiduciary or advisory responsibility, or as otherwise required in the ordinary course of your duties.

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Exemptive Relief

The CCO will review and consider any proper request of an Access Person for relief or exemption from any remedy, restriction, limitation or procedure contained in this Code of Ethics that is claimed to cause a hardship for such an Access Person or that may involve an unforeseen or involuntary situation where no abuse is involved. Exemptions of any nature may be given on a specific basis or a class basis determined by the CCO. The CCO also may grant exemption from Access Person status to any person or class of persons it determines does not warrant such status. Under appropriate circumstances, the CCO may authorize a personal transaction involving a security subject to actual or prospective purchase or sale for clients, where the personal transaction would be very unlikely to affect a highly institutional market, where a CRESCENT officer or employee is not in possession of inside information, or for other reasons sufficient to satisfy the CCO that the transaction does not represent a conflict of interest, involve the misuse of inside information or convey the appearance of impropriety. The CCO shall meet on an ad hoc basis, as deemed necessary upon written request by an Access Person, stating the basis for his or her request for relief. A grant of exemptive relief is in the sole discretion of the CCO.

Reporting Illegal or Suspicious Activity - “Whistleblower Policy”

CRESCENT is committed to high ethical standards and compliance with the law in all of its operations. CRESCENT believes that its employees are in the best position to provide early identification of significant issues that may arise with compliance with these standards and the law. CRESCENT’s policy is to create an environment in which its employees can report these issues in good faith without fear of reprisal.

CRESCENT’s practice is that all employees report illegal activity or activities that are not in compliance with CRESCENT’s formal written policies and procedures, including our Code of Ethics, to assist CRESCENT in detecting and putting an end to fraud and unlawful conduct. To that end, the Whistleblower procedures below have been adopted. Reports under the Whistleblower procedures will not be anonymous, but these reports by a reporting employee will be held confidentially by CRESCENT except in extraordinary and limited circumstances.

CRESCENT expects the exercise of the Whistleblower Policy to be used responsibly. If an employee believes that a policy is not being followed because it is merely being overlooked, the normal first recourse should be to bring the issue to the attention of the party charged with the operation of the policy.

In most cases, an employee should be able to resolve issues or concerns with his or her manager or, if appropriate, other line management senior to their manager. However, instances may occur when this recourse fails or you have legitimate reasons to choose not to notify management. Examples include, but are not limited to, circumstances in which the report involves your manager or the manager fails to respond. In such cases, CRESCENT has established a system for employees to report illegal activities or non-compliance with CRESCENT’s formal written policies and procedures.

An employee who has a good faith belief that a violation of law or failure of compliance may occur or is occurring has a right to come forward and report under this Whistleblower Policy. “Good faith” does not mean that a reported concern must be correct, but it does require that the reporting employee believe that he or she is fully disclosing information that is truthful.

Reports may be oral, by telephone or interview, or in writing by letter, memorandum, or e-mail. The employee making the report must identify himself or herself. The employee also should clearly identify that the report is being made pursuant to this Reporting of Illegal or Suspicious Activity Policy.  The report should be made to the Chief Compliance Officer.

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The Chief Compliance Officer will consult about the investigation as required. Depending on the nature of the matters covered by the report, an officer or manager may conduct the investigation, or it may be conducted by the Chief Compliance Officer, or by an external party.

The investigation will be conducted diligently by any appropriate action.

CRESCENT understands the importance of maintaining confidentiality of the reporting employee to make the Whistleblower right effective. Therefore, the identity of the employee making the report will be kept confidential, except to the extent that disclosure may be required by law, a governmental agency, or self-regulatory organization, or as an essential part of completing the investigation determined by the Chief Compliance Officer. Any disclosure shall be limited to the minimum required. The employee making the report will be advised if confidentiality cannot be maintained.

The Chief Compliance Officer will follow up on the investigation to make sure that it is completed, that any non-compliance issues are addressed, and that no acts of retribution or retaliation occur against the person(s) reporting violations or cooperating in an investigation in good faith.

The Chief Compliance Officer will report to CRESCENT’s Managing Partners concerning the findings of any investigation they determine involved a significant non-compliance issue.

If an employee elects not to report suspected unlawful activity to CRESCENT, the employee may contact the California Office of the Attorney General’s whistleblower hotline at (800) 952-5225. The Attorney General shall refer calls received on its whistleblower hotline to the appropriate governmental authority for review and possible investigation.

Note that submitting a report that is known to be false is a violation of this Reporting of Illegal or Suspicious Activity Policy.

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Code of Ethics: Insider Trading

Background

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse of Material Non-Public Information by such investment adviser or any associated person. In the past, the Federal Securities Laws have been interpreted to prohibit the following activities:

•	Trading by an insider while in possession of Material Non-Public Information;

•	Trading by a non-insider while in possession of Material Non-Public Information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential;

•	Trading by a non-insider who obtained Material Non-Public Information through unlawful means such as computer hacking; and

•	Communicating Material Non-Public Information to others in breach of a fiduciary duty.

What Information is Material?

Many types of information may be considered material, including, without limitation, knowledge of:

•	Dividend or earnings announcements;

•	Asset write-downs or write-offs;

•	Additions to reserves for bad debts or contingent liabilities;

•	Expansion or curtailment of company or major division operations;

•	Merger, joint venture announcements;

•	New product/service announcements;

•	Discovery or research developments;

•	Criminal, civil and government investigations and indictments;

•	Pending labor disputes;

•	Debt service or liquidity problems;

•	Bankruptcy or insolvency;
•	Tender offers and stock repurchase plans; and
•	Recapitalization plans.

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Information provided by a company could be material because of its expected effect on a particular class of securities, all of a company’s securities, the securities of another company, or the securities of several companies. The prohibition against misusing Material Non-Public Information applies to all types of financial instruments including, but not limited to, stocks, bonds, warrants, options, futures, forwards, swaps, commercial paper, and government-issued securities. Material information need not relate to a company’s business. For example, information about the contents of an upcoming newspaper column may affect the price of a security, and therefore be considered material. Advance notice of forthcoming secondary market transactions could also be material.

Supervised Persons should consult with the General Counsel (GC) or the Compliance Group, if there is any question as to whether non-public information is material.

What Information is Non-Public?

Once information has been effectively distributed to the investing public, it is no longer non-public. However, the distribution of Material Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, there must be adequate time for the public to receive and digest the information. Non-public information does not change to public information solely by selective dissemination. The confirmation by an insider of unconfirmed rumors, even if the information in question was reported as rumors in a public form, may be non-public information. Examples of the ways in which non-public information might be transmitted include, but are not limited to:

•	In person;

•	In writing;

•	By telephone;

•	During a presentation;

•	By email, instant messaging, or Bloomberg messaging;

•	By text message or through Twitter; or

•	On a social networking site such as Facebook or LinkedIn.

Supervised Persons must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-Public Information. Supervised Persons should consult with the GC or Compliance if there is any question as to whether material information is non-public.

Penalties for Trading on Material Non-Public Information

Severe penalties exist for firms and individuals that engage in Insider Trading, including civil injunctions, disgorgement of profits and jail sentences. Further, fines for Insider Trading may be levied against individuals and companies in amounts up to three times the profit gained or loss avoided.  CRESCENT will self-supervise employees trading on insider trading.

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Risks

In developing these policies and procedures, CRESCENT considered the material risks associated with insider trading. This analysis includes risks such as:

•	Supervised Persons place trades in personal and/or Client accounts based on Material Non-Public Information;

•	Supervised Persons pass Material Non-Public Information on to others;

•	Supervised Persons are not aware of what constitutes Material Non-Public Information;

CRESCENT has established the following guidelines to mitigate these risks.

Policies and Procedures

Supervised Persons are strictly forbidden from engaging in Insider Trading, either personally or on behalf of CRESCENT’s Clients. CRESCENT’s Insider Trading Policies and Procedures apply to all Supervised Persons, as well as any transactions in any securities by family members, trusts, or corporations, directly or indirectly controlled by such persons. The policy also applies to transactions by corporations in which the Supervised Person is an officer, director, or 10% or greater stockholder, as well as transactions by partnerships of which the Supervised Person is a partner unless the Supervised Person has no direct or indirect control over the partnership.

Procedures for Recipients of Material Non-Public Information

If a Supervised Person has questions as to whether they are in possession of Material Non-Public Information, they should speak to no one about the matter except to inform the GC or Compliance as soon as possible.  The GC or Compliance will conduct research to determine if the information is likely to be considered material, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in Insider Trading, a Supervised Person:

•	Must immediately report the potential receipt of Material Non-Public Information to;

•	Must not trade the securities of any company about which they may possess Material Non-Public Information, or derivatives related to the issuer in question;

•	Must not discuss any potentially Material Non-Public Information with colleagues, except as specifically required by their position; and

•
Must not conduct research, trading, or other investment activities regarding a security for which they may have Material Non-Public Information until the GC or Compliance prescribes an appropriate course of action.

If the GC or Compliance determines that the information is material and non-public, the GC or Compliance will include any affected securities on the CRESCENT Restricted List, including a description of the information, its source, and the date that the information was received. The Restricted List will be promptly circulated to the relevant Product Groups upon any changes and the CRESCENT Restricted List will be updated in StarCompliance and Everest for monitoring purposes. CRESCENT Product Groups and their Supervised Persons will not place any trades in securities for which they have Material Non-Public Information. Depending on the relevant facts and circumstances, the GC or Compliance may also take some or all of the following steps:

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•	Review the emails of the affected Supervised Persons more frequently;

•	Forbid other Supervised Persons from seeking to obtain the information; and

•	Conduct key word searches of all Supervised Persons’ emails for the information in question.

Trading in affected securities may resume when the GC or Compliance determines that the information has become public and/or immaterial. At such time, the GC or Compliance will remove it from the CRESCENT Restricted List and indicate the date that trading was allowed to resume, the reason for the resumption. Please see the Information Barriers policy below for further details.

Selective Disclosure

Non-public information about CRESCENT’s investment strategies, trading, and Client holdings may not be shared with third parties except as is necessary to implement investment decisions and conduct other legitimate business. Supervised Persons must never disclose proposed or pending trades or other sensitive information to any third party without the prior approval of the GC or Compliance. Federal Securities Laws may prohibit the dissemination of such information, and doing so may be considered a violation of the fiduciary duty that CRESCENT owes to its Clients.

Relationships with Potential Insiders

CRESCENT’s Clients, Investors, third-party research providers, portfolio companies, and advisory board members may possess Material Non-Public Information. Access to such information could come as a result of, among other things:

•	Being employed by an issuer (or sitting on the issuer’s board of directors);

•	Working for an investment bank, consulting firm, supplier, or customer of an issuer;

•	Accessing an Alpha-capture system that receives information from insiders;

•	Sitting on an issuer’s creditors committee;

•	Serving as an elected official, or otherwise being involved in non-public political processes;

•	Meetings or idea dinners with investment bankers or other connected individuals;

•	Personal relationships with connected individuals; and

•	A significant other’s involvement in any of the preceding activities.

Individuals with access to Material Non-Public Information may have an incentive to disclose the information to CRESCENT due to the potential for personal gain. Supervised Persons should be extremely cautious about investment recommendations or information about issuers received from Clients, Investors, third-party research providers, and advisory board members. Supervised Persons should inquire about the basis for any such recommendations or information, and should consult with the GC or Compliance if there is any appearance that the recommendations or information are based on Material Non-Public Information.

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If a Supervised Person expects that discussions with an outsider might involve the transmission of Material Non-Public Information, the Supervised Person should disclose whether or not CRESCENT is an insider, and should seek a representation regarding the counterparty’s status as a potential insider. When practicable, this disclosure and representation should be communicated by email. Supervised Persons should consult with the GC or Compliance if there is any question regarding the appropriate types of information that can be provided to, or received from, an outside individual or entity.

Intentional Receipt of Non-Public Information about Issuers

In certain circumstances CRESCENT may intentionally obtain non-public information about issuers. For example, the Company might be provided with non-public information in connection with certain types of debt investments. CRESCENT’s receipt of non-public information about an issuer may limit the Company’s ability to trade in that issuer’s public securities, so CRESCENT must carefully consider the benefits and limitations before non-public information is received.

Confidentiality and Non-Disclosure Agreements

Only the authorized signatories within each CRESCENT Product Group are permitted to sign confidentiality agreements on CRESCENT’s behalf in connection with the potential receipt of non-public information. Each executed confidentiality agreement must include the Compliance Group copied on the communication. The GC or Compliance will include the name of any affected securities to the CRESCENT Restricted List.

Intralinks

Supervised Persons may wish to gain access to documents or databases that are expected to yield non-public information on the private side of Intralinks. In those instances, Supervised Persons must immediately notify the GC or Compliance and any affected securities will be included on the CRESCENT Restricted List.

Information Barriers

CRESCENT has implemented Information Barrier procedures designed to “quarantine” or “isolate” one or more Product Groups from one another. While the Mezzanine, Direct Lending, and Special Situations Product Groups primarily transact in private securities, the Capital Markets Product Group is most likely to transact in public securities and, therefore, CRESCENT has implemented physical controls by locating the members on a separate floor of CRESCENT’s principal office building. Furthermore, each Product Group maintains a separate secured drive on the CRESCENT network to ensure that investment research is only shared with the members of that relevant Product Group.

The Capital Markets Restricted List and Private Product Groups Restricted List are maintained separately and distributed only to members of the relevant Product Group. Additionally, a global CRESCENT Restricted List is compiled and uploaded to StarCompliance and Everest and CDO Suite upon any changes.

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Supervised Persons must be mindful not to conduct conversations regarding inside information in public areas where it may be overheard.

Pre-Set 10b5-1Trading Plans

Rule 10b5-1 under the Exchange Act may permit pre-planned trading in Securities about which an individual or entity possesses Material Non-Public Information. By documenting a 10b5-1 plan prior to the receipt of Material Non-Public Information, CRESCENT or its Supervised Persons may be able to show that trades were not made based on the Material Non-Public Information.  A 10b5-1 plan must be established in good faith prior to the receipt of Material Non-Public Information, must define specific trading parameters that will be followed consistently, and must be implemented by a third party.

Neither CRESCENT nor any Supervised Person may establish or trade on a 10b5-1 plan without written pre-approval from the CCO.

Rumors

Creating or passing false rumors with the intent to manipulate securities prices or markets may violate the antifraud provisions of Federal Securities Laws. Such conduct is contradictory to CRESCENT’s Code of Ethics, as well as the Company’s expectations regarding appropriate behavior of its Supervised Persons. Supervised Persons are prohibited from knowingly circulating false rumors or sensational information that might reasonably be expected to affect market conditions for one or more securities, sectors, or markets, or improperly influencing any person or entity.

This policy is not intended to discourage or prohibit appropriate communications between Supervised Persons of CRESCENT and other market participants and trading counterparties. Supervised Persons should consult with the GC or Compliance regarding questions about the appropriateness of any communications.

Expert Networks

CRESCENT’s Supervised Persons may consult with paid industry experts as part of the Company’s research process.  CRESCENT typically contacts such consultants through Magellan Research Group and/or other sources.

Supervised Persons who wish to speak with a paid industry expert must:

•	Provide biographical information about the expert to the CCO;

•	Provide a description of the topics to be discussed with the expert to the CCO;

•	Obtain written pre-clearance from the CCO;

•	Tell the expert at the beginning of the meeting about the topics that are likely to be discussed and confirm that the expert is allowed to discuss such topics;

•	Tell the expert at the beginning of the meeting that CRESCENT does not want to receive any information:

o	about the expert’s employer or affiliated entities,

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o	about prior employers, or affiliated entities, of the expert during the past six months;

o	that the expert is prohibited from disclosing; or

o	that may be Material Non-Public Information.

•	Ask the expert whether he or she is permitted by his or her employer to engage in paid consultations; and

•	Immediately report the receipt of any potentially Material Non-Public Information to the CCO.

CRESCENT anticipates that the CCO will not approve any conversations about an issuer with an expert who worked for the issuer during the past 12 months.

Before approving use of an expert network provider such as Magellan Research Group, the CCO will obtain and review the relevant company’s policies prohibiting experts from disclosing Material Non-Public Information. The CCO may also periodically attend meetings with paid industry experts in order to understand the types of information that are discussed, review sampled email correspondence involving paid industry experts, monitor the frequency with which various experts are being used, and/or compare particularly profitable trading to CRESCENT’s past contacts with industry experts.

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Code of Ethics: Gifts and Entertainment

Background

Supervised Persons may generally give and receive gifts and entertainment, so long as such gifts and entertainment are not lavish or excessive, and do not give the appearance of being designed to improperly influence the recipient.

Risks

In developing these policies and procedures, CRESCENT considered the risk that Supervised Persons would be improperly influenced by excessive gifts or entertainment. CRESCENT also considered the risk that Supervised Persons would try to use gifts or entertainment to exert improper influence on another individual or entity. CRESCENT established the following guidelines to mitigate these risks.

Policies and Procedures

Guiding Principles

CRESCENT holds its Supervised Persons to high ethical standards and strictly prohibits any giving or receipt of things of value that are designed to improperly influence the recipient. Anti-bribery and anti-corruption statues in the U.S. and the U.K. are broadly written, so Supervised Persons should consult with the CCO if there is even an appearance of impropriety associated with the giving or receipt of anything of value.

Specific Policies and Procedures

Supervised Persons’ Receipt of Entertainment –Supervised Persons may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the entertainment is not lavish or extravagant in nature and the business partner providing the business entertainment attends the event.  If the estimated cost or value of the Supervised Person’s portion of the entertainment is greater than $250, then the Supervised Person must report his/her attendance to the Compliance Group through StarCompliance.  Supervised Persons must request pre-approval from Compliance to receive business entertainment with an estimated value greater than $750 per person.

Supervised Persons’ Receipt of Gifts – Supervised Persons must report their receipt of gifts over $100 to the Compliance Group through StarCompliance. Supervised Persons should not circumvent the reporting policy by accepting numerous gifts below the de minimis threshold. The CCO may determine that a gift over $100 is excessive and require the Supervised Person to return the gift or take other appropriate steps to avoid the appearance of a conflict of interest.

CRESCENT expects that it will bear the costs of employee travel and lodging associated with conferences, research trips, and other business-related travel. If these costs are borne by a person or entity other than CRESCENT they should be treated as a gift to the employee for purposes of this policy and must be pre-approved by Compliance.

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Shared gifts such as holiday baskets or lunches delivered to CRESCENT’s offices, which are received on behalf of the Company and do not have any estimated per person cost greater than $100, do not require reporting. Also, promotional items valued at less than $100 that clearly display the giver’s company logo also need not be reported. Examples of promotional gifts include mugs, hats and umbrellas.

CRESCENT’s Gift and Entertainment Giving Policy – CRESCENT and its Supervised Persons are prohibited from giving gifts or entertainment that may appear lavish or excessive, and must:

•	report giving gifts greater than $100;
•	request pre-approval for gifts greater than $750 in value; and
•	request pre-approval for entertainment more costly than $750 per person to any Client, Investor, prospect, or individual or entity that CRESCENT does, or is seeking to do, business with.

Supervised Persons should seek approval through StarCompliance.

A CRESCENT representative must attend the business entertainment provided; otherwise it will be considered a gift to the recipient.

Gifts and Entertainment Given to Union Officials – The aggregated value of all gifts and entertainment provided by CRESCENT to a labor union or a union official in excess of $250 per fiscal year must be reported on Department Labor Form LM-10 within 90 days following the end of CRESCENT’s fiscal year. Consequently, all gifts and entertainment provided to labor unions or union officials must be reported to the Compliance Group through StarCompliance.

Gifts and Entertainment Given to Foreign Governments and “Government Instrumentalities” – The Foreign Corrupt Practices Act (“FCPA”) prohibits the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a foreign government. Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government. In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions. Individuals acting in an official capacity on behalf of a foreign government or a foreign political party may also be “instrumentalities” of a foreign government.

The FCPA includes provisions that may permit the giving of gifts and entertainment under certain circumstances, including certain gifts and entertainment that are lawful under the written laws and regulations of the recipient’s country, as well as bona-fide travel costs for certain legitimate business purposes. However the availability of these exceptions is limited and is dependent on the relevant facts and circumstances.

Civil and criminal penalties for violating the FCPA can be severe. CRESCENT and its Supervised Persons must comply with the spirit and the letter of the FCPA at all times. Supervised Persons must obtain written pre-clearance from the CCO prior to giving anything of value that might be subject to the FCPA except food and beverages that are provided during a legitimate business meeting and that are clearly not lavish or excessive.

Supervised Persons should use StarCompliance to disclose all gifts and entertainment to foreign government officials or a government instrumentality, irrespective of value and including food and beverages provided during a legitimate business meeting.

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Supervised Persons must consult with the CCO if there is any question as to whether gifts or entertainment need to be pre-cleared and/or reported in connection with this policy.

Gifts and Entertainment Given to ERISA Plan Fiduciaries – CRESCENT is prohibited from giving gifts or entertainment with an aggregate value exceeding $250 per year to any ERISA plan fiduciary. Consequently, all gifts and entertainment provided to ERISA plan fiduciaries must be reported to the Compliance Group through StarCompliance.

Gifts and Entertainment in Connection with Lobbying Activities – Because of the strict limits on and reporting requirements applicable to gifts and entertainment involving state officials and other persons covered by state lobbying laws, CRESCENT prohibits the giving of gifts or entertainment, including campaign contributions, to any such person.  Employees involved in lobbying activites should carefully review the California Lobbying Procedures contained herein under Marketing and Advertsing.

Internal Controls

Monitoring Third Parties – The CCO is responsible for assessing whether agreements with third parties should include anti-bribery representations, and for ensuring that any necessary representations are included in executed agreements. The CCO may also require that third parties acting on behalf of CRESCENT attend the Company’s anti-bribery training sessions.  Supervised Persons may not execute agreements with third parties that are reasonably expected to interact with government officials, union representatives or ERISA plan fiduciaries without the GC or CCO’s approval.

If a third party is reasonably expected to interact with government officials, union representatives or ERISA plan fiduciaries, the CCO will review any expense claims submitted by the third party and may require explanations and supplemental documentation to ensure that the third party has not provided improper gifts or entertainment on CRESCENT’s behalf.

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Code of Ethics: Political and Charitable Contributions

Background

Individuals may have important personal reasons for seeking public office, supporting candidates for public office, or making charitable contributions. However, such activities could pose risks to an investment adviser. For example, federal and state “pay-to-play” laws have the potential to significantly limit an adviser’s ability to manage assets and provide other services to government-related clients or investors.

Rule 206(4)-5 (the “Pay-to-Play Rule”) limits political contributions to state and local government officials, candidates, and political parties by:

•	Registered investment advisers;

•	Advisers that would be required to register with the SEC but for the “foreign private advisor” exemption provided by Section 203(b)(3) of the Advisers Act, or that are exempt reporting advisers;

•	Firms that solicit clients or investors on behalf of the types of advisers described above; and

•	“Covered associates” (as defined below) of the entities listed above.

The Pay-to-Play Rule defines “contributions” broadly to include gifts, loans, the payment of debts, and the provision of any other thing of value. The SEC’s enforcement staff has interpreted contributions to include substantive donations of an adviser’s communications networks and other resources. Rule 206(4)-5 also includes a provision that prohibits any indirect action that would be prohibited if the same action was done directly.

Restrictions on the Receipt of Advisory Fees

The Pay-to-Play Rule prohibits the receipt of compensation from a government entity for advisory services for two years following a contribution to any official of that “government entity”.1  This prohibition also applies to “covered associates” of the adviser.

A “covered associate” of an adviser is defined to include:

•	Any general partner, managing member or executive officer, or other individual with a similar status or function;

1 A government entity means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision, (ii) a pool of assets sponsored or established by the state or political subdivision or agency, (iii) a plan or program of a government entity; and (iv) officers, agents or employees of the state or political subdivision or agency.

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•	Any employee that solicits a government entity for the adviser, as well as any direct or indirect supervisor of that employee; and

•	Any political action committee controlled by the adviser or by any person that meets the definition of a “covered associate.”

However, there is an exception available for contributions from natural persons of $150 per election, or $350 per election if the contributor is eligible to vote in the election. An exception is also available for otherwise prohibited contributions that are returned, so long as the contribution in question is less than $350, is discovered within four months of being given, and is returned within 60 days of being discovered. The exception for returned contributions is available no more than twice per calendar year for advisers with 50 or fewer employees; advisers with more than 50 employees can rely on this exception three times per calendar year. However, an adviser cannot rely on the exception for returned contributions more than once for any particular employee, irrespective of the amount of time that passes between returned contributions.

The restrictions on contributions and payments imposed by Rule 206(4)-5 can apply to the activities of individuals for the two years before they became covered associates of an investment adviser. However, for covered associates who are not involved in soliciting clients or investors, the look-back period is six months instead of two years.

Restrictions on Payments for the Solicitation of Clients or Investors

The Pay-to-Play Rule prohibits the compensation of any person to solicit a government entity unless the solicitor is an officer or employee of the adviser, or unless the recipient of the compensation (i.e., solicitation fee) is another registered investment adviser or a registered broker/dealer.

However, a registered investment adviser will be ineligible to receive compensation for soliciting government entities if the adviser or its covered associates made, coordinated, or solicited contributions or payments to the government entity during the prior two years.2

Restrictions on the Coordination or Solicitation of Contributions

The Pay-to-Play Rule prohibits an adviser and its covered associates from coordinating or soliciting any contribution or payment to an official of the government entity, or a related local or state political party where the adviser is providing or seeking to provide investment advisory services to the government entity.

Recordkeeping Obligations

The Advisers Act imposes recordkeeping requirements on registered investment advisers that have any clients or investors in private funds that fall within Rule 206(4)-5’s definition of a “government entity.”  Among other things, advisers with “government entity” clients or investors must keep records showing political contributions by “covered associates” and a listing of all “government entity” clients and investors.

2 Similar prohibitions are expected on broker/dealers pursuant to upcoming FINRA lawmaking.

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Guidance Regarding Bona-Fide Charitable Contributions

Charitable donations to legitimate not-for-profit organizations, even at the request of an official of a government entity, do not implicate Rule 206(4)-5.

Applicability of Rule 206(4)-5 to Different Types of Advisory Products and Services Being Offered

The Pay-to-Play Rule applies equally to:

•	Advisers that provide advisory services to a government entity (including, among other things, through the management of a separate account or through an investment in a pooled private fund); and

•	Advisers that manage a registered investment company (such as a mutual fund) that is an investment option of a plan or program of a government entity.

Risks

In developing these policies and procedures, CRESCENT considered the material risks associated with Supervised Persons’ political contributions. This analysis includes risks such as:

•	Supervised Persons make political contributions that limit CRESCENT’s ability to attract or retain government-related Clients or Investors;

•	CRESCENT hires or promotes an individual into a role that meets the definition of a “covered associate” without considering the individual’s past political contributions;

•
CRESCENT inadvertently violates “pay-to-play” regulations, or other applicable laws, because it is unaware of Supervised Persons’ political contributions, or of any solicitation or coordination of political contributions by others;

•	CRESCENT or its Supervised Persons make charitable contributions that pose actual or apparent conflicts of interest;

•	CRESCENT obtains referrals for government entity Clients or Investors from individuals or entities that are not eligible “regulated persons,” or that have made disqualifying contributions; and

•	Supervised Persons hold public offices that pose actual or apparent conflicts of interest.

Policies and Procedures

Political Contributions

Political contributions by CRESCENT or Supervised Persons to politically connected individuals or entities with the intention of influencing such individuals or entities for business purposes are strictly prohibited. All Supervised Persons are subject to the Political Contributions policy, however, not all Supervised Persons are presumed to be covered associates as defined by Rule 206(4)-5. The Compliance Group will maintain a list of CRESCENT’s covered associates.

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If a Supervised Person or any affiliated entity is considering making a political contribution to any government entity, official, candidate, political party, or political action committee, the potential contributor must seek pre-clearance from the CCO. Supervised Persons should be aware that political contributions that may require pre-clearance include cash donations, as well as substantive donations of CRESCENT’s resources, such as the use of conference rooms or communication systems or volunteering their time to aid a political campaign, political party committee, political action committee, or political organization. If pre-clearance is granted, it is valid for seven days before and after the intended contribution date. Any contributions outside of this date range require pre-approval. The CCO will consider whether the proposed contribution is consistent with restrictions imposed by Rule 206(4)-5 and applicable state laws, and to the extent practicable, the CCO will seek to protect the confidentiality of all information regarding each proposed contribution.

A Compliance Officer will meet with all new hires to discuss their past political contributions. The review will address the prior six months for Supervised Persons who will have no involvement in the solicitation of Clients or Investors; contributions for covered associates will be reviewed for the past two years.

Any political contribution by CRESCENT, rather than its Supervised Persons, must be pre-cleared by the CCO. The Compliance Group will maintain a chronological list of contributions in accordance with the requirements of the Pay-to-Play Rule, as well as a list of all Clients and Investors that meet the definition of a “government entity” for purposes of Rule 206(4)-5.

The General Counsel is responsible for reviewing the CCO’s political contribution activities.

Solicitation Arrangements

CRESCENT will only compensate third parties for referrals of Clients or Investors that are affiliated with government entities if the solicitor is an eligible “regulated person,” as defined by Rule 206(4)-5 under the Advisers Act, and if the solicitor and its covered associates have not made any disqualifying contributions during the past two years.

The GC and the CCO are responsible for reviewing the eligibility of all solicitation arrangements that involve, or are expected to involve, government entities.

Public Office

Supervised Persons must obtain written pre-approval from the CCO prior to running for any public office. Supervised Persons may not hold a public office if it presents any actual or apparent conflict of interest with CRESCENT’s business activities.

Outside Business Activities

If a Supervised Person is associated with an outside business, such as by serving as an officer or director, the Supervised Person should recuse himself or herself from any decisions regarding that entity’s political contributions. If the Supervised Person believes that the outside business’ political contributions could give even the appearance of being related to CRESCENT’s advisory activities or marketing initiatives, the Supervised Person must discuss the matter with the CCO. Any outside business activities by the CCO will be reviewed by the General Counsel.

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Code of Ethics: Complaints

Background

From time-to-time, CRESCENT may receive complaints from Clients or Investors regarding CRESCENT’s investment advisory services or related matters. CRESCENT will strive to respond promptly and appropriately to all such complaints, and in the case of an error, CRESCENT will consider whether corrective actions should be taken in order to prevent it from reoccurring.

Risks

In developing these policies and procedures, CRESCENT considered the material risks associated with its response to Client and Investor complaints. This analysis includes risks such as:

•	Complaints are not reported to supervisory personnel;

•	Oral complaints are not addressed with the same level of diligence as written complaints;

•	Complaints are not addressed appropriately or in a timely manner; and

•	CRESCENT does not document Client or Investor complaints, or its response to such complaints.

CRESCENT has established the following guidelines to mitigate these risks.

Policies and Procedures

Any statement transmitted verbally or in writing that alleges CRESCENT has not fulfilled its responsibilities is a complaint. General expressions of dissatisfaction with performance are not.  Supervised Persons should consult with the CCO if there is any question as to whether a communication is a complaint.

All Supervised Persons must promptly report any complaints to the General Counsel and/or CCO. Failure to report a complaint will be cause for corrective action, up to and including termination of such Supervised Person.

The General Counsel and/or CCO will investigate and respond to all Client and Investor complaints in a timely manner, will describe all complaints using the attached Complaint Log, and will retain copies of all documentation associated with each complaint in a Complaint File. The General Counsel and/or CCO may consult with Outside Counsel or other third party consultants regarding the appropriate resolution of a complaint. Offers of settlement may only be made with the written approval of the General Counsel.

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Complaint Log

Client/Investor	Date Complaint was Received	Oral or Written Complaint	Nature of Complaint	Supervised Person(s) Involved	Potential $ Exposure	Third Parties Contacted by Client/Investor (if known)	CRESCENT’s Course of Action for Follow- Up/Resolution

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Code of Ethics: Outside Business Activities

Background

Supervised Persons may, under certain circumstances, be granted permission to engage in outside business activities with public or private corporations, partnerships, not-for-profit institutions, and other entities. Supervised Persons may also be granted permission to participate in investment clubs. However, such activities can expose the participant to potentially Material Non-Public Information, and can create conflicts of interest.

Supervised Persons may be subject to compliance risks or conflicts of interest in connection with information or relationships associated with prior employment with other companies.

Risks

In developing these policies and procedures, CRESCENT considered the risks posed by service with outside organizations and investment clubs, including potential conflicts of interest and access to Material Non-Public Information. CRESCENT also considered the risks posed by Supervised Persons’ past business relationships. CRESCENT has established the following guidelines to mitigate these risks.

Policies and Procedures

Outside Business Activities, Directorships and Investment Clubs

Supervised Persons are prohibited from engaging in outside business activities, serving on boards of directors, making investment decisions on behalf of non-Clients without prior approval from the CCO.  However, if position is in connection with a portfolio investment (e.g., accepting a board position in a “venture capital operating company”) notification of the outside activity is sufficient.  Approval will be granted on a case-by-case basis, subject to careful consideration of potential conflicts of interest, disclosure obligations, and any other relevant regulatory issues.

No Supervised Person may utilize property of CRESCENT, or utilize the services of CRESCENT or its employees, for his or her personal benefit or the benefit of another person or entity, without approval of the CCO. For this purpose, “property” means both tangible and intangible property, including funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property, proprietary processes, and ideas for new research or services.

A Supervised Person may not participate in any business opportunity that comes to his or her attention as a result of his or her association with CRESCENT and in which he or she knows that CRESCENT might be expected to participate or have an interest, without:

•	Disclosing in writing all necessary facts to the CCO;

•	Offering the particular opportunity to CRESCENT; and

•	Obtaining written authorization to participate from the CCO.

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Any personal or family interest in any of CRESCENT’s business activities or transactions must be immediately disclosed to the CCO. For example, if a transaction by CRESCENT may benefit that Supervised Person or a family member, either directly or indirectly, then the Supervised Person must immediately disclose this possibility to the CCO.

No Supervised Person may borrow from or become indebted to any person, business or company having business dealings or a relationship with CRESCENT, except with respect to customary personal loans (such as home mortgage loans, automobile loans, and lines of credit), unless the arrangement is disclosed in writing and receives prior approval from the CCO. No Supervised Person may use CRESCENT’s name, position in a particular market, or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

A Supervised Person who is granted approval to engage in an outside business activity must not transmit Material Non-Public Information between CRESCENT and the outside entity. If participation in the outside business activity results in the Supervised Person’s receipt of Material Non-Public Information the Supervised Person must discuss the scope and nature of the information flow with the GC or CCO. Similarly, if a Supervised Person receives approval to engage in an outside business activity and subsequently becomes aware of a material conflict of interest that was not disclosed when the approval was granted, the conflict must be promptly brought to the attention of the CCO.

Prior Employment Arrangements

Supervised Persons are expected to act with professionalism, to avoid any improper disclosure of proprietary information, and to satisfy all other obligations owed to CRESCENT and to any prior employers. Supervised Persons should discuss any concerns regarding their prior employment with the CCO. Such concerns may include, but are not limited to, possession of Material Non-Public Information from a prior employer, a non-solicitation and/or non-compete clause in the Supervised Persons’ previous employment agreement, and any prior political contributions made by the Supervised Person.

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Request for Approval of Outside Business Activities, Directorships and Investment Clubs

Name and address of organization or group:

Organization’s or group’s primary business purpose:

Is the organization a publicly traded company?	If yes, list the stock symbol:

Describe your anticipated role with the organization or group:

Describe any compensation you will receive:

Describe any known relationships between CRESCENT and the organization in question, or any conflict(s) of interest you perceive regarding the outside business activity:

List any Supervised Persons of CRESCENT who you know to be involved with the organization or group:

If approval is granted, I agree to:

•	Notify the CCO of any change in the above information;

•	Seek approval to retain my position if a private organization offers securities to the public or if a not-for-profit organization ceases to maintain its not-for-profit status;

•	Adhere to the Insider Trading policies and procedures of CRESCENT and the organization or group, and not transfer any Non-public information between CRESCENT and the organization or group; and

•	Avoid involvement in any arrangement between CRESCENT and the entity, and recuse myself of voting on such matters.

Signature	Date

Print Name

Approval Granted by / Denied by:

Signature	Date

Print Name

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Outside Business Activity, Directorship and Investment Club Log

Supervised Person Name	Requested Activity	Approval Granted? (Y or N)	Date	Comments (Including Applicable Conflicts of Interest and any Mitigating Factors)

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Proxy Voting and Class Actions

Background

In Proxy Voting by Investment Advisers, Investment Advisers Act Release No. 2106 (January 31, 2003), the SEC noted that, “The federal securities laws do not specifically address how an adviser must exercise its proxy voting authority for its clients. Under the Advisers Act, however, an adviser is a fiduciary that owes each of its clients a duty of care and loyalty with respect to all services undertaken on the client’s behalf, including proxy voting. The duty of care requires an adviser with proxy voting authority to monitor corporate events and to vote the proxies.”

Rule 206(4)-6 under the Advisers Act requires each registered investment adviser that exercises proxy voting authority with respect to client securities to:

•
Adopt and implement written policies and procedures reasonably designed to ensure that the adviser votes client securities in the clients’ best interests. Such policies and procedures must address the manner in which the adviser will resolve material conflicts of interest that can arise during the proxy voting process;

•	Disclose to clients how they may obtain information from the adviser about how the adviser voted with respect to their securities; and

•	Describe to clients the adviser’s proxy voting policies and procedures and, upon request, furnish a copy of the policies and procedures.

Additionally, paragraph (c)(2) of Rule 204-2 imposes additional recordkeeping requirements on investment advisers that execute proxy voting authority, as described in the Maintenance of Books and Records section of this Manual.

The Advisers Act lacks specific guidance regarding an adviser’s duty to direct clients’ participation in class actions. However, many investment advisers adopt policies and procedures regarding class actions.

Risks

In developing these policies and procedures, CRESCENT considered numerous risks associated with the proxy voting process. This analysis includes risks such as:

•	CRESCENT lacks written proxy voting policies and procedures;

•	Proxies are not identified and processed in a timely manner;

•	Proxies are not voted in Clients’ best interests;

•	Conflicts of interest between CRESCENT and a Client are not identified or resolved appropriately;

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•	Third-party proxy voting services do not vote proxies according to CRESCENT’s instructions and in Clients’ best interests;

•	Proxy voting records, Client requests for proxy voting information, and CRESCENT’s responses to such requests, are not properly maintained;

•	CRESCENT lacks policies and procedures regarding Clients’ participation in class actions; and

•	CRESCENT fails to maintain documentation associated with Clients’ participation in class actions.

CRESCENT has established the following guidelines as an attempt to mitigate these risks.

Policies and Procedures

Proxy Voting

CRESCENT primarily invests Client assets in fixed income assets which typically do not issue proxies.  However, CRESCENT’s Clients also invest in equity securities and therefore will receive proxies in connection with such assets. Proxies are assets of CRESCENT’s Clients that must be voted with diligence, care, and loyalty. CRESCENT will vote each proxy in accordance with its fiduciary duty to its Clients. CRESCENT will generally seek to vote proxies in a way that maximizes the value of Clients’ assets. However, CRESCENT will document and abide by any specific proxy voting instructions conveyed by a Client with respect to that Client’s securities. The Portfolio Administration Group coordinates CRESCENT’s proxy voting process.

Paragraph (c)(ii) of Rule 204-2 under the Advisers Act requires CRESCENT to maintain certain books and records associated with its proxy voting policies and procedures. CRESCENT’s recordkeeping obligations are described in the Maintenance of Books and Records section of this Manual. The Compliance Group will ensure that CRESCENT complies with all applicable recordkeeping requirements associated with proxy voting.

Although they aren’t considered proxies under Rule 206(4)-6, any consent and other bond owner rights received by CRESCENT should be forwarded to the appropriate member of the investment staff and any potential conflicts of interest identified should be escalated in accordance with the “Conflicts of Interest” section below.

Absent specific Client instructions, CRESCENT has adopted the following proxy voting procedures designed to ensure that proxies are properly identified and voted, and that any conflicts of interest are addressed appropriately:

•
The Portfolio Administration Group shall coordinate with the custodian for each new Client account to ensure the account is set up so that proxy materials are forwarded to CRESCENT, either by mail or electronically.

•	All proxy voting materials received by CRESCENT shall be immediately forwarded to the Portfolio Administration Group.

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•
The Portfolio Administration Group will review the list of Clients and compare the record date of the proxies with a security holdings list for the security or company soliciting the proxy vote.  For any Client who has provided specific voting instructions, CRESCENT shall vote that Client’s proxy in accordance with the client’s written instructions. Clients who have selected a third party to vote proxies, and whose proxies were inadvertently received by CRESCENT, shall be forwarded to such third-party designee for voting and submission.

•
The Portfolio Administration Group will provide all proxy solicitation information and materials to the appropriate Investment Personnel of CRESCENT (i.e., Portfolio Managers, Research Analysts, etc.) for their review and consideration.

•	CRESCENT’s Investment Personnel shall be responsible for making voting decisions with respect to all Client proxies for accounts where CRESCENT has proxy voting authority.

•
The relevant member of the investment staff should inform the Portfolio Administration Group of his or her proxy vote decision. The Portfolio Administration Group will vote the proxy and submit it in a timely manner. The member of the investment staff must consider any conflicts of interest when making a proxy vote decision (see the “Conflicts of Interest” section below).

Conflicts of Interest

•
The relevant investment professionals will consider whether CRESCENT is subject to any material conflict of interest in connection with each proxy vote. Supervised Persons must notify the Compliance Officers if they are aware of any material conflict of interest associated with a proxy vote. It is impossible to anticipate all material conflicts of interest that could arise in connection with proxy voting. The following examples are meant to help Supervised Persons identify potential conflicts:

o	CRESCENT provides investment advice to a publicly traded company (an “Issuer”). CRESCENT receives a proxy solicitation from that Issuer, or from a competitor of that Issuer;

o	CRESCENT provides investment advice to an officer or director of an Issuer. CRESCENT receives a proxy solicitation from that Issuer, or from a competitor of that Issuer;

o	An issuer or some other third party offers CRESCENT or a Supervised Person compensation in exchange for voting a proxy in a particular way;

o	A Supervised Person, or a member of a Supervised Person’s household, has a personal or business relationship with an Issuer. CRESCENT receives a proxy solicitation from that Issuer; and

o	CRESCENT’s Clients have potentially conflicting investments in the Issuer, including investments made in different parts of the Issuer’s capital structure.

•	If CRESCENT detects a material conflict of interest in connection with a proxy solicitation, the Company will abide by the following procedures:

o
The Compliance Officers will convene the Proxy Voting Committee (the “Committee”), which is comprised of Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”), and the CCO. The CCO serves as the Committee’s chairperson.

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o
The relevant member(s) of the investment staff or the Compliance Officers will describe the proxy vote under consideration and identify the perceived conflict of interest. The same individual(s) will also propose the course of action that they believe is in CRESCENT’s Clients’ best interests. The individual(s) presenting will tell the Committee why they believe that this course of action is most appropriate.

o	The Committee members will review any documentation associated with the proxy vote and evaluate the proposal presented. The Committee members may wish to consider, among other things:

▪	A vote’s likely short-term and long-term impact on the Issuer;

▪	Whether the Issuer has responded to the subject of the proxy vote in some other manner;

▪	Whether the issues raised by the proxy vote would be better handled by some other action by the government or the Issuer;

▪	Whether implementation of the proxy proposal appears likely to achieve the proposal’s stated objectives; and

▪	Whether the proposal appears consistent with Clients’ best interests.

o
If the Committee is unable to reach a unanimous decision regarding the proxy vote, CRESCENT will, at its own expense, engage an outside proxy voting service or consultant to make a recommendation. The CCO will retain documentation of the proxy voting service or consultant’s recommendation and will vote Clients’ proxies in accordance with that recommendation.

•	If no material conflict of interest is identified, the Portfolio Administration Group shall vote the proxy in accordance with the investment staff’s recommendation.

•
CRESCENT will not neglect its proxy voting responsibilities, but the Company may abstain from voting if it deems that abstaining is in its Clients’ best interests. For example, CRESCENT may be unable to vote securities that have been lent by the custodian. Also, proxy voting in certain countries involves “share blocking,” which limits CRESCENT’s ability to sell the affected security during a blocking period that can last for several weeks. CRESCENT believes that the potential consequences of being unable to sell a security usually outweigh the benefits of participating in a proxy vote, so CRESCENT generally abstains from voting when share blocking is required. The Portfolio Administration Group will prepare and maintain memoranda describing the rationale for any instance in which CRESCENT does not vote a Client’s proxy.

•	The Portfolio Administration Group will retain the following information in connection with each proxy vote:

o	The Issuer’s name;
o	The security’s ticker symbol or CUSIP, as applicable;
o	The shareholder meeting date;
o	The number of shares that CRESCENT voted;
o	A brief identification of the matter voted on;
o	Whether the matter was proposed by the Issuer or a security-holder;
o	Whether CRESCENT cast a vote;

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o	How CRESCENT cast its vote (for the proposal, against the proposal, or abstain); and
o	Whether CRESCENT cast its vote with or against management.

•
If CRESCENT votes the same proxy in two directions, the Portfolio Administration Group will maintain documentation describing the reasons for each vote (e.g., CRESCENT believes that voting with management is in Clients’ best interests, but Client X gave specific instructions to vote against management).

•
Any attempt to influence the proxy voting process by Issuers or others not identified in these policies and procedures should be promptly reported to the CCO. Similarly, any Client’s attempt to influence proxy voting with respect to other Clients’ securities should be promptly reported to the CCO.

•
Proxies received after a Client terminates its advisory relationship with CRESCENT will not be voted. The Portfolio Administration Group will promptly return such proxies to the sender, along with a statement indicating that CRESCENT’s advisory relationship with the Client has terminated, and that future proxies should not be sent to CRESCENT.

Legal Actions

From time to time, CRESCENT clients and former clients own or have owned securities that are the subject of class action lawsuits or bankruptcy proceedings. Generally, holders of securities within a given class period or bankruptcy are entitled to participate in the recovery or settlement in a lawsuit by filing a Proof of Claim.  All class members normally are bound by a court-approved settlement or judgment unless they have filed a timely Opt Out notice with the court or claims administrator.

CRESCENT views filing of Proofs of Claim in lawsuits as a corporate action that normally is to be performed by the custodian for the client or fund.  In addition, the decision to file an Opt Out notice is an individual decision to be made by the client or fund.

Normally, custodians will receive notices of rights to participate in, or opt out of class action settlements or bankruptcy proceedings.  CRESCENT sometimes receives such notices and has adopted procedures to assist its clients and funds in the performance legal action processing functions.  CRESCENT’s actions and responsibilities with respect to legal actions will depend on the role of the Firm with respect to the client or fund.

For Investment Advisory Accounts, CRESCENT will:
•	not take responsibility for filing notices regarding Opt Out rights and Proofs of Claim on behalf of the Investment Advisory Account, and
•
notify the Investment Advisory Account’s third party custodian, with a copy to the client/fund, of any Opt Out Notice or Proof of Claim received by CRESCENT from the settlement administrator or the court that is addressed to the Investment Advisory Account at  CRESCENT’s address.

For CRESCENT/BNY Mellon Custodial Accounts:
•	CRESCENT will distribute to its clients and funds notices regarding Opt Out rights relating to those clients and funds to the extent CRESCENT receives written notice of such rights.
•	BNY Mellon will file Proofs of Claim for the Custodial Accounts except when the Account notifies CRESCENT that it intends to opt out (or has already opted out).

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•
CRESCENT has given BNY Mellon a standing instruction to file Proofs of Claim on behalf of CRESCENT/BNY Mellon Custodial Accounts except where the account holder notifies the Firm of the exercise of its Opt Out right.

For CRESCENT Funds, if CRESCENT receives written notice of the right to participate in or opt out of, a legal action, the Firm will:
•	notify the Product Group who will make the determination whether to exercise Opt Out rights relating to those CRESCENT Funds, and
•
notify Legal of the timing and filing requirements for a Proof of Claim.  Legal will coordinate with the Product Group’s analysts and/or custodian to ensure that the Proofs of Claim for the Funds are filed unless the Fund has elected to opt out of the class.

Disclosures to Clients and Investors

CRESCENT includes a description of its policies and procedures regarding proxy voting and class actions in Part 2 of Form ADV, along with a statement that Clients and Investors can contact the Compliance Group to obtain a copy of these policies and procedures and information about how CRESCENT voted with respect to the Client’s securities.

Any request for information about proxy voting or class actions should be promptly forwarded to the Compliance Group, who will respond to any such requests.

As a matter of policy, CRESCENT does not disclose how it expects to vote on upcoming proxies. Additionally, CRESCENT does not disclose the way it voted proxies to unaffiliated third parties without a legitimate need to know such information.

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